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                                                                    EXHIBIT 21.1




                              LIST OF SUBSIDIARIES
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                                                                  Jurisdiction of
                                                                  Incorporation or
               Subsidiary                                           Organization
               ----------                                           ------------


5280 Solutions, Inc. (50% owned by Nelnet, Inc. and                   Colorado
50% owned by 5280 Solutions Equity Partners LLC)
FirstMark Services, LLC (50% owned by Nelnet, Inc.                    Colorado
and 50% owned by FirstMark Services Equity Partners,
LLC)
Shockley Financial Corp.                                              Colorado
MELMAC, LLC                                                           Delaware
Nelnet Guarantee Services, Inc.                                       Florida
Nelnet Marketing Solutions, Inc.                                      Florida
InTuition, Inc.                                                       Florida
ClassCredit, Inc.                                                     Florida
GuaranTec, LLP                                                        Florida
Idaho Financial Associates, Inc.                                      Idaho
EFS, Inc.                                                             Indiana
EFS Services, Inc.                                                    Indiana
EFS Finance Co.                                                       Indiana
EMT  Corporation                                                      Indiana
National Higher Education Loan Program, Inc.                          Nebraska
Student Partner Services, Inc.                                        Nebraska
Nelnet Education Loan Funding, Inc.                                   Nebraska
UFS Securities, LLC                                                   Nebraska
Nelnet, Inc. (National Education Loan Network, Inc.)                  Nevada
Nelnet Corporation                                                    Nevada
Nelnet Student Loan Corporation-1                                     Nevada
Nelnet Student Loan Corporation-2                                     Nevada
Nelnet Student Loan Funding Management Corporation                    Nevada
Nelnet Student Loan Funding, LLC                                      Nevada
Nelnet Private Student Loan Corporation-1                             Nevada
Nelnet Student Loan Warehouse Corp.-1                                 Nevada
NHELP-I, Inc.                                                         Nevada
NHELP-II, Inc.                                                        Nevada
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
NHELP-II, LLC                                                         Nevada
NHELP-III, Inc.                                                       Nevada
MELMAC, Inc.                                                          Nevada
MELMAC Enterprises, Inc.                                              Nevada
Charter Services, Inc.                                                New York
Nelnet Canada Inc.                                                    New Brunswick
Nelnet Student Loan Trust 2002-1                                      Delaware
Nelnet Student Loan Trust 2002-2                                      Delaware



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